Exhibit 32 (b)
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     I, Lisa A. Payne, Chief Financial Officer of Taubman Centers, Inc. (the “Registrant”), certify that based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2009 (the “Report”):
(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Lisa A. Payne	Date: February 26, 2010
Lisa A. Payne
Vice Chairman, Chief Financial Officer, and Director (Principal Financial Officer)